EXHIBIT 99.1

PRESS RELEASE
ElkCorp’s Subsidiary Elk Premium Building Products, Inc. Completes
Acquisition of RGM Products, Inc.
Acquisition will Expand Elk’s Residential Roof Accessory Offerings and Create the Broadest
Ridge Product Line in the Industry
DALLAS—(August 25, 2005)— ElkCorp’s (NYSE: ELK) subsidiary company Elk Premium Building Products, Inc., announced it has completed the acquisition of RGM Products, Inc. (RGM), a privately-held manufacturer of High Profile Hip & Ridge™ and other high quality roofing related products based in Fresno, California, for approximately $35 million. This acquisition enhances the company’s current roofing accessories business and allows Elk to offer the broadest ridge product line in the industry. The company intends to continue operations at the RGM manufacturing facilities in Fresno.
“This acquisition is in line with our strategy to acquire companies that enhance our current product platforms and assist us in providing our customers with a more complete offering of high-quality building products,” said Thomas Karol, chairman and chief executive officer of ElkCorp. “The RGM product line is synergistic with our current roofing lines and allows us to expand our ridge and accessory products substantially. We believe this is an excellent enhancement to our roofing platform and will assist us in continuing to grow this platform for the future. RGM posted 2004 revenues of $57 million. We expect the acquisition to be moderately accretive to fiscal 2006 earnings per share but anticipate a greater impact on EPS in the coming years.”
“We are pleased to welcome RGM to the Elk family,” said Richard A. Nowak, president and chief operating officer of ElkCorp. “What made RGM appealing to us is not only do they have outstanding products, but their entire staff is committed to providing customers with products known for their quality, reliability and customer service. That’s exactly what we want in an acquisition; people and products that exemplify the Elk reputation for quality and reliability that our customers have come to expect from Elk products.”
About ElkCorp:
ElkCorp, through its subsidiaries, manufactures Elk brand premium roofing and building products (over 90% of consolidated revenue) and provides technologically advanced products and services to other industries. Each of ElkCorp’s principal operating subsidiaries is a leader within its particular market. Its common stock is listed on the New York Stock Exchange (NYSE: ELK). See www.elkcorp.com for more information.

Safe Harbor Provisions
In accordance with the safe harbor provisions of the securities law regarding forward-looking statements, in addition to the historical information contained herein, the above discussion contains forward-looking statements that involve risks and uncertainties. The statements that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements usually are accompanied by words such as “optimistic,” “vision,” “outlook,” “believe,” “estimate,” “potential,” “forecast,” “project,” “expect,” “anticipate,” “plan,” “predict,” “could,” “should,” “may,” “likely,” or similar words that convey the uncertainty of future events or outcomes and include the earnings outlook for the first quarter and fiscal year 2006. These statements are based on judgments the company believes are reasonable; however, ElkCorp’s actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs, transportation costs, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, acts of God, war or terrorism, as well as the other risks detailed herein, and in the company’s reports filed with the Securities and Exchange Commission, including but not limited to, its Form 10-K for the fiscal year ending June 30, 2004 and Form 10-Q for the quarter ended March 31, 2005. ElkCorp undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
  Investor Relations Contact:
Stephanie Elwood
Investor Relations Manager
ElkCorp
(972) 851-0472